Exhibit 10.16

AMENDMENT NO. 1

TO

ORGANIZATION AGREEMENT

OF

WMT III SERIES H/J TRADING VEHICLE LLC

AMENDMENT NO. 1 (this “Amendment”) dated as of October 31, 2006 by and among WORLD MONITOR TRUST SERIES III SERIES H (“Series H”), WORLD MONITOR TRUST III SERIES J (“Series J”), and FUTURES STRATEGIC TRUST (“FST”) to the Organization Agreement of WMT III SERIES H/J TRADING VEHICLE LLC dated as of March 10, 2005 (the “Agreement”).

WHEREAS, Series H and Series J are the sole members of WMT III SERIES H/J TRADING VEHICLE LLC (the “Company”), which was formed as a means of consolidating the commodity interest trading of Series H and Series J; and

WHEREAS, FST desires to acquire a Voting Membership Interest in the Company and become a Voting Member of the Company; and

WHEREAS, FST will be managed exclusively pursuant to the Aggressive Pure Alpha Futures Only-A and No Benchmark program of Bridgewater Associates, Inc.; and

WHEREAS, Preferred Investment Solutions Corp. (“Preferred”), a “commodity pool operator” registered with the Commodity Futures Trading Commission is the sole managing owner of each of Series H, Series J and FST and pursuant to Section 18-407 of the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq.(the “Act”), Preferred has been delegated administrative authority over the operations of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Agreement shall be amended as follows.

1. Effective close of business on October 31, 2006, FST shall acquire a Voting Membership Interest in the Company and shall become a Voting Member of the Company.

2. All other provisions of the Agreement shall remain in full force and effect.

3. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL, INTERNAL LAWS OF THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATION OF THE FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION. IN PARTICULAR, THIS AMENDMENT IS INTENDED TO COMPLY WITH THE REQUIREMENTS OF THE ACT AND THE CERTIFICATE OF FORMATION OF THE COMPANY. IN THE EVENT OF A DIRECT CONFLICT BETWEEN THE PROVISIONS OF THIS AMENDMENT AND THE MANDATORY PROVISIONS OF THE ACT OR ANY PROVISION OF THE CERTIFICATE OF FORMATION, THE ACT AND THE CERTIFICATE OF FORMATION, IN THAT ORDER OF PRIORITY, WILL CONTROL.

4. This Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the year and date first above written, to be effective on the date first above written.

WORLD MONITOR TRUST SERIES III SERIES H

By:	Preferred Investment Solutions Corp.,
its Managing Owner

By:	/s/ Esther E. Goodman
Name:	Esther E Goodman
Title:	COO and EVP

WORLD MONITOR TRUST III SERIES J

By:	Preferred Investment Solutions Corp.,
its Managing Owner

By:	/s/ Esther E. Goodman
Name:	Esther E Goodman
Title:	COO and EVP

FUTURES STRATEGIC TRUST

By:	Preferred Investment Solutions Corp.,
its Managing Owner

By:	/s/ Esther E. Goodman
Name:	Esther E Goodman
Title:	COO and EVP

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